Exhibit 99.2

Polar Power, Inc. Announces Pricing of Public Offering

Gardena, CA, February 7, 2021 — Polar Power, Inc. (NASDAQ: POLA), (“Polar Power” or the “Company”) today announced the pricing of its previously announced underwritten public offering of 750,000 shares of its common stock at a public offering price of $18.00 per share, for gross proceeds of $13,500,000 before deducting underwriting discounts, commissions and offering expenses. All of the shares of common stock are being offered by the Company.

The offering is expected to close on February 10, 2021, subject to satisfaction of customary closing conditions.

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as sole book-running manager for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-252196), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 19, 2021 and declared effective on January 28, 2021. The offering will be made only by means of a written prospectus. A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC on its website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from the offices of ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673 or by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Polar Power, Inc.

Polar Power, Inc. designs, manufactures, and sells direct current (DC), power generators, renewable energy, and cooling systems in the United States and internationally. It offers DC base power systems, DC hybrid power systems, and DC solar hybrid power systems. The company serves telecommunications, military, electric vehicle charging, cogeneration, distributed power, and uninterruptable power supply markets It sells its products through direct sales force, and a network of independent service providers and dealers. The company was formerly known as Polar Products, Inc. and changed its name to Polar Power, Inc. in October 1991. Polar Power, Inc. was founded in 1979 and is based in Gardena, California.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the offering, are forward-looking statements. These forward-looking statements are made as of the date they were first issued and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Polar Power’s control. Polar Power’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the risks related to the offering of the shares, market risks and uncertainties and the impact of any natural disasters or public health emergencies, such as the COVID-19 pandemic. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in Polar Power’s filings and reports with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2019, as amended and supplemented by the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, as well as other filings and reports that are filed by Polar Power from time to time with the SEC. Polar Power anticipates that subsequent events and developments will cause its views to change and you should consider these factors in evaluating the forward-looking statements and not place undue reliance on such statements. Polar Power undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Polar Power’s views as of any date subsequent to the date of this press release.

For Investor Relations Inquiries:

Polar Power Inc.	Shawn M. Severson
310-830-9153
ir@polarpowerinc.com	312-420-9191
www.polarpower.com	ir@polarpower.com

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